Exhibit 99.1
Fortive Reports First Quarter 2018 Results

EVERETT, WA, April 26, 2018 - Fortive Corporation (“Fortive”) (NYSE: FTV) today announced results for the first quarter 2018.
For the first quarter ended March 30, 2018, net earnings were $261.2 million. For the same period, adjusted net earnings were $277.5 million. Diluted net earnings per share for the first quarter ended March 30, 2018 were $0.74. For the same period, adjusted diluted net earnings per share were $0.78.
For the first quarter of 2018, revenues increased 13.4% year-over-year to $1.7 billion, with core revenue growth of 2.6%.
James A. Lico, President and Chief Executive Officer, stated, “We are very excited with our start to 2018. The strength of our portfolio and focused execution by our teams using the Fortive Business System drove double digit growth in both earnings and revenue as well as strong gross margin and core operating margin expansion driven by favorable price and productivity in the quarter.”
For the second quarter of 2018, Fortive anticipates diluted net earnings per share to be in the range of $0.80 to $0.84 and adjusted diluted net earnings per share to be in the range of $0.86 to $0.90. For the full year 2018, Fortive expects diluted net earnings per share to be in the range of $3.18 to $3.28 and adjusted diluted net earnings per share to be in the range of $3.40 to $3.50.
Mr. Lico added, “As evidenced by our recent announcement to combine four of our Automation & Specialty businesses with Altra Industrial Motion Corp as well as the success of our acquisitions, we are committed to creating sustainable long-term value for both our customers and shareholders. We're confident that our focus on enhancing our portfolio and pursuing high-impact growth opportunities will help us continue to build a better, stronger Fortive in 2018 and the years to come.”
Fortive will discuss results and outlook during its quarterly investor conference call today starting at 5:30 p.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of the website, www.fortive.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 844-443-2871 within the U.S. or by dialing 213-660-0916 outside the U.S. a few minutes before 5:30 p.m. ET and notifying the operator that you are dialing in for Fortive’s earnings conference call (access code 6298838). A replay of the conference call will be available two hours after the completion of the call until Friday, May 11, 2018. Once available, you can access the conference call replay by dialing 800-585-8367 within the U.S. or 404-537-3406 outside the U.S. (access code 6298838) or visit the “Investors” section of the website under “Events & Presentations.”

ABOUT FORTIVE
Fortive is a diversified industrial growth company comprised of Professional Instrumentation and Industrial Technologies businesses that are recognized leaders in attractive markets. With 2017 revenues of $6.7 billion, Fortive’s well-known brands hold leading positions in field instrumentation, transportation, sensing, product realization, automation and specialty, and franchise distribution. Fortive is headquartered in Everett, Washington and employs a team of more than 26,000 research and development, manufacturing, sales, distribution, service and administrative employees in more than 50 countries around the world. With a culture rooted in continuous improvement, the core of our company’s operating model is the Fortive Business System. For more information please visit: www.fortive.com.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue,” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Fortive in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, statements regarding Fortive’s anticipated earnings, business and acquisition opportunities, anticipated revenue growth, anticipated operating margin expansion, anticipated cash flow, economic conditions, future prospects, shareholder value, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning are “forward-looking” statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things: deterioration of or instability in the economy, the markets we serve, international trade policies, and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to consummate the pending transaction with Altra Industrial Motion on a timely basis, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, labor matters, disruptions relating to man-made and natural disasters, impact of our separation from Danaher on our operations or financial results, and impact of our indemnification obligation to Danaher. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 30, 2018. These forward-looking statements speak only as of the date of this release, and Fortive does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Lisa Curran
Vice President, Investor Relations
Fortive Corporation
6920 Seaway Boulevard
Everett, WA 98203
Telephone: (425) 446-5000

FORTIVE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 30, 2018	March 31, 2017
Sales	$1,740.7	$1,535.2
Cost of sales	(869.9)	(791.2)
Gross profit	870.8	744.0
Operating costs:
Selling, general and administrative expenses	(423.7)	(352.2)
Research and development expenses	(108.9)	(96.2)
Operating profit	338.2	295.6
Non-operating income (expense):
Interest expense, net	(24.6)	(22.6)
Other non-operating expenses	(0.7)	(0.7)
Earnings before income taxes	312.9	272.3
Income taxes	(51.7)	(72.6)
Net earnings	$261.2	$199.7
Net earnings per share:
Basic	$0.75	$0.58
Diluted	$0.74	$0.57
Average common stock and common equivalent shares outstanding:
Basic	348.6	347.0
Diluted	354.4	351.5

This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
($ in millions)
(unaudited)

	Three Months Ended
	March 30, 2018	March 31, 2017
Sales:
Professional Instrumentation	$871.7	$716.1
Industrial Technologies	869.0	819.1
Total	$1,740.7	$1,535.2

Operating Profit:
Professional Instrumentation	$206.4	$158.5
Industrial Technologies	158.3	152.8
Other (a)	(26.5)	(15.7)
Total	$338.2	$295.6

Operating Margins:
Professional Instrumentation	23.7%	22.1%
Industrial Technologies	18.2%	18.7%
Total	19.4%	19.3%

(a) Operating profit amounts in the Other category consist of unallocated corporate costs and other costs not considered part of our evaluation of reportable segment operating performance.

This information is for reference only. A complete copy of Fortive’s Form 10-Q financial statements is available on the Company’s website (www.fortive.com).

FORTIVE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
We disclose the non-GAAP measures of historical adjusted net earnings and historical and forecasted adjusted diluted net earnings per share, which make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•	Excluding on a pretax basis amortization of acquisition-related intangible assets; and

•
Excluding the tax effect of the adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward, and, as such, we are applying the estimated effective tax rate to each adjustment for the forecasted periods to facilitate comparisons in future periods; and

•	Excluding adjustments made to the 2017 provisional amount estimated in connection with the Tax Cut and Jobs Act (the “TCJA”).
If any additional subsequent adjustments are made in 2018 to the provisional amounts estimated for 2017 in connection with the TCJA, such adjustments will be reflected in the applicable GAAP financial measures corresponding to the reporting period during which such adjustments are determined. In the event of such adjustments to the provisional amounts, we will also exclude such adjustments in the non-GAAP historical adjusted net earnings, historical adjusted diluted net earnings per share, and historical free cash flow conversion ratio we disclose for the corresponding period (such exclusions, including such exclusions as noted above, the “TCJA Adjustments”).
While we have a history of acquisition activity, we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. We believe however that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.
The forecasted adjusted diluted net earnings per share does not reflect certain adjustments that are inherently difficult to predict or estimate due to their unknown timing, effect and/or significance, including, but not limited to, the TCJA Adjustments.
The TCJA Adjustments identified above have been excluded from the GAAP measures identified above because items of this nature and/or size occur with inconsistent frequency or occur for reasons that may be unrelated to our commercial performance during the period and/or because we believe the corresponding adjustments are useful in assessing our potential ongoing operating costs or gains in a given period. We will adjust for, and identify as significant, acquisition-related transaction costs, acquisition-related fair value adjustments to inventory and deferred revenue, and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period, if we determine that such costs and adjustments exceed the range of our typical transaction costs and adjustments, respectively, in a given period.
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Core Revenue
We use the term “core revenue” when referring to a corresponding GAAP revenue measure, excluding (1) the impact from acquired businesses and (2) with respect to core revenue measures, the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired businesses) after applying the current period foreign exchange rates to the prior year period. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestiture related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings

	Three Months Ended
($ in millions)	March 30, 2018	March 31, 2017
Net Earnings (GAAP)	$261.2	$199.7
Pretax amortization of acquisition-related intangible assets in the three months ended March 30, 2018 ($25 million pretax, $21 million after tax), and in the three months ended March 31, 2017 ($13 million pretax, $9 million after tax)	25.0	13.3
Tax effect of the adjustments reflected above	(4.5)	(3.6)
TCJA Adjustments	(4.2)	—
Adjusted Net Earnings (Non-GAAP)	$277.5	$209.4

Adjusted Diluted Net Earnings Per Share

	Three Months Ended
	March 30, 2018	March 31, 2017
Diluted Net Earnings Per Share (GAAP)	$0.74	$0.57
Pretax amortization of acquisition-related intangible assets in the three months ended March 30, 2018 ($25 million pretax, $21 million after tax), and in the three months ended March 31, 2017 ($13 million pretax, $9 million after tax)	0.07	0.04
Tax effect of the adjustments reflected above	(0.01)	(0.01)
TCJA Adjustments	(0.01)	—
Adjusted Diluted Net Earnings Per Share (Non-GAAP)*	$0.78	$0.60

* The sum of the components of Adjusted Diluted Net Earnings Per Share may not equal the total amount due to rounding.

Core Revenue Growth

% Change Three Months Ended March 30, 2018 vs. Comparable 2017 Period
Total Revenue Growth (GAAP)	13.4%
Core (Non-GAAP)	2.6%
Acquisitions (Non-GAAP)	7.3%
Impact of currency translation (Non-GAAP)	3.5%

Forecasted Adjusted Diluted Net Earnings Per Share

	Three Months Ending June 29, 2018		Year Ending December 31, 2018
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share	$0.80	$0.84	$3.18	$3.28
Anticipated pretax amortization of acquisition-related intangible assets in the three months ending June 29, 2018 ($25 million pretax, $20 million after-tax) and year ending December 31, 2018 ($100 million pretax, $81 million after-tax)	0.07	0.07	0.28	0.28
Tax effect of the adjustment reflected above	(0.01)	(0.01)	(0.05)	(0.05)
TCJA Adjustments	—	—	(0.01)	(0.01)
Forecasted Adjusted Diluted Net Earnings Per Share	$0.86	$0.90	$3.40	$3.50